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                                                                   Exhibit 23(d)



               Statement Regarding Consent of Arthur Andersen LLP

        Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquistion such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registrantion statement or as having prepared any report for use in connection with the registration statement.

        On February 23, 2001, the Registrant decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants and appointed KPMG LLP to serve as its independent public accountants for the fiscal year 2001. In 2002, Arthur Andersen ceased practicing before the Securities and Exchange Commission. As a result, the Registrant has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this Registration Statement of their audit report with respect to the Registrant's consolidated financial statements as of December 31, 2000 and 1999, and the two years ended December 31, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference herein.

        Under these circumstances, Rule 437a under the Securities Act permits the Registrant to file this Registration Statement, without a written consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Arthur Anderson under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into this Registration Statement.